EXHIBIT 5
                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151



                                                              July 1, 1998




DESA International, Inc.
2701 Industrial Drive
Bowling Green, KY 42102

Re:      Registration Statement on Form S-4
         $130,000,000 of Senior Subordinated Notes due 2007

Ladies and Gentlemen:

         The following opinion is furnished to you in connection with the registration pursuant to a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), by DESA International, Inc., a Delaware corporation (the "Company"), of $130,000,000 of Senior Subordinated Notes due 2007 (the "New Notes"), which New Notes will initially be guaranteed (the "Guarantees") by DESA Holdings Corporation, a Delaware corporation and the parent of the Company ("Holdings") and issued under an indenture relating to the New Notes (the "Indenture") by and among the Company, Holdings and Marine Midland Bank, as Trustee (the "Trustee"). The New Notes will be offered in exchange for a like principal amount of the Company's 97/8% Senior Subordinated Notes due 2007 (the "Old Notes") pursuant to that certain Registration Rights Agreement, dated as of November 26, 1997, by and among the Company, Holdings, NationsBanc Montgomery Securities, Inc. and UBS Securities LLC (the "Registration Rights Agreement"). The Registration Rights Agreement was executed in connection with the private placement of the Old Notes.

         We have acted as counsel to the Company in connection with the preparation of the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records, certificates and statements of officers and accountants of the Company, of public officials, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth. We are members of the bar of the Commonwealth of Massachusetts. Accordingly, we do not purport to be experts on or generally familiar with, and except as to the General Corporation Law of the State of Delaware, we express no opinion with respect to the laws of any state other than The Commonwealth of Massachusetts.

DESA International, Inc.
July 1, 1998
Page 2



         Based on and subject to the foregoing, we are of the opinion that: (i) the New Notes have been duly authorized by the Company and, when issued in exchange for the Old Notes pursuant to the terms of the Indenture and the exchange offer described in the Registration Statement, will be validly issued and will constitute legal and binding obligations of the Company; and (ii) the Guarantees have been duly authorized by Holdings and, when issued along with the New Notes in accordance with the terms of the Indenture, will be validly issued and will constitute the legal and binding obligations of Holdings, subject in each case to the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and the obligations of debtors generally and (b) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

         We express no opinion as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the conclusions expressed above.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm made therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   Very truly yours,



                                                   /s/ SULLIVAN & WORCESTER LLP

                                                   SULLIVAN & WORCESTER LLP